Exhibit 99.1

XPO Logistics Announces Closing of $2 Billion Term Loan Refinancing

GREENWICH, Conn. – March 3, 2021 – XPO Logistics, Inc. (“XPO” or the “company”) (NYSE: XPO) today announced the refinancing of $2.0 billion of existing term loan facilities to, among other things, reduce the applicable interest rate.

The existing $1.5 billion term B facility, which bore interest at a rate of LIBOR plus 2.00%, and the existing $500 million term B-1 facility, which bore interest at a rate of LIBOR plus 2.50%, were refinanced with proceeds from a new $2.0 billion term loan facility that bears interest at a rate of LIBOR plus 1.75% (the LIBOR floor remains unchanged at 0.00%). The maturity date of the new loan facility remains at February 23, 2025, and the terms of the new loan facility are substantially consistent with the refinanced facilities.

Brad Jacobs, chairman and chief executive officer of XPO Logistics, said, “We’re continuing to take opportunistic actions that enhance our balance sheet. We estimate that this $2 billion refinancing, together with the $1.2 billion of debt we paid down in January, will reduce our annual interest expense by $86 million.”

Morgan Stanley, Goldman Sachs, Barclays, Citigroup, Credit Agricole, Credit Suisse, Deutsche Bank and Wells Fargo served as joint bookrunners, and Wachtell, Lipton, Rosen & Katz acted as legal advisor on the transaction.

About XPO Logistics

XPO Logistics, Inc. (NYSE: XPO) provides cutting-edge supply chain solutions to the most successful companies in the world. The company is the second largest contract logistics provider and the second largest freight broker globally, and a top three less-than-truckload provider in North America. XPO uses a highly integrated network of 1,629 locations and over 100,000 employees in 30 countries to help more than 50,000 customers manage their supply chains most efficiently. The company’s corporate headquarters are in Greenwich, Conn., USA, and its European headquarters are in Lyon, France. Visit xpo.com for more information, and connect with XPO on Facebook, Twitter, LinkedIn, Instagram and YouTube.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in the Company’s filings with the SEC and the following: economic conditions generally; the severity, magnitude, duration and aftereffects of the COVID-19 pandemic and government responses to the COVID-19 pandemic; our ability to align our investments in capital assets, including equipment, service centers and warehouses, to our customers' demands; our ability to implement our cost and revenue initiatives; our ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to acquired companies; matters related to our intellectual property rights; fluctuations in currency exchange rates; fuel price and fuel surcharge changes; natural disasters, terrorist attacks or similar incidents; risks and uncertainties regarding the potential timing and expected benefits of the proposed spin-off of our logistics segment, including final approval for the proposed spin-off and the risk that the spin-off may not be completed on the terms or timeline currently contemplated, if at all; the impact of the proposed spin-off on the size and business diversity of our company; the ability of the proposed spin-off to qualify for tax-free treatment for U.S. federal income tax purposes; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; our substantial indebtedness; our ability to raise debt and equity capital; fluctuations in fixed and floating interest rates; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to attract and retain qualified drivers; labor matters, including our ability to manage our subcontractors, and risks associated with labor disputes at our customers and efforts by labor organizations to organize our employees; litigation, including litigation related to alleged misclassification of independent contractors and securities class actions; risks associated with our self-insured claims; risks associated with defined benefit plans for our current and former employees; and governmental regulation, including trade compliance laws, as well as changes in international trade policies and tax regimes; governmental or political actions, including the United Kingdom's exit from the European Union; and competition and pricing pressures. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

Investor Contact

XPO Logistics, Inc.

Tavio Headley

+1-203-413-4006

tavio.headley@xpo.com

Media Contact
XPO Logistics, Inc.

Joe Checkler

+1-203-423-2098

joe.checkler@xpo.com

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